Exhibit (a)(1)(D)

EXHIBIT B TO THE OFFER TO PURCHASE

NOTICE OF WITHDRAWAL OF TENDER

Regarding

Common Stock

of

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

Tendered Pursuant to the Offer

Dated August 15, 2012

THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON THURSDAY, SEPTEMBER 13, 2012, UNLESS THE OFFER IS EXTENDED.

YOU MAY WITHDRAW TENDERED SHARES AT ANY TIME PRIOR TO THE EXPIRATION TIME. NO SHARES WILL BE ACCEPTED BEFORE THE OFFER EXPIRES.

Complete this Notice of Withdrawal and deliver to the address below. This Notice of Withdrawal must be delivered via (i) certified mail return receipt requested, (ii) a delivery service, such as FedEx or UPS, that provides confirmation of date and time of delivery or (iii) U.S. mail. Please note that Notices of Withdrawal delivered via facsimile, email or other method of delivery not specified in clauses (i) through (iii) of the immediately preceding sentence will not be accepted.

Jones Lang LaSalle Income Property Trust, Inc.

c/o DST Systems, Inc.

P.O. Box 219165

Kansas City, Missouri 64121-9165

Attn: Stockholder Services

Or by overnight delivery:

Jones Lang LaSalle Income Property Trust, Inc.

c/o DST Systems, Inc.

430 West 7th Street, Suite 219165

Kansas City, Missouri 64105

For additional information, you may phone Stockholder Services at (855) 652-0277.

Jones Lang LaSalle Income Property Trust, Inc. — Withdrawal of Tender

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of common stock, $0.01 par value per share (the “Shares”), in Jones Lang LaSalle Income Property Trust, Inc. (the “Company”), or the tender of a portion of such Shares, for repurchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated [—], 2012.

Such tender was in the amount of (check one box):

☐	All of my Shares.
☐	$ of Shares.
☐	The portion of Shares in excess of $ .

Of the Shares tendered, the undersigned wishes to withdraw (check one box):

☐	All Shares tendered.
☐	$ of Shares tendered.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered (or the portion of such Shares noted above) will not be repurchased by the Company upon expiration of the tender offer described above.

Name of Stockholder:
Account Number:
(where applicable)

Address and Street:

City, State and Zip Code

Social Security No. or
Taxpayer Identification No.:

Telephone Number:

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Signature(s).

For Individual Investors and Joint Tenants:	For Other Investors:

Signature (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)	Print Name of Investor

Print Name of Investor	Signature (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Joint Tenant Signature if necessary (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Print Name and Title of Co-signatory
Date:

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